Exhibit 10.11

CONSTAR INTERNATIONAL INC.

2007 NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN

CONSTAR INTERNATIONAL INC.

2007 NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN

1. Purpose of the Plan

The purpose of the Plan is to promote the interests of the Company by attracting and retaining valued Non-Employee Directors, and to motivate these individuals to exercise their best efforts on our behalf, and to encourage ownership of the Company’s stock by such directors.

2. Definitions

2.1 “Award” means a grant of Options or Restricted Stock under the Plan.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Change in Control” means:

(i) The acquisition, after the effective date of the Plan, by an individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than 30% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition, directly or indirectly, by or from the Company or any Subsidiary of the Company, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, (b) any acquisition by any underwriter in connection with any firm commitment underwriting of securities to be issued by the Company, or (c) any acquisition by any corporation if, immediately following such acquisition, 70% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors), is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding Common Stock and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or

(ii) The occurrence after the effective date of the Plan of, a reorganization, merger or consolidation other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation 70% or more of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Voting Securities; or

(iii) The occurrence after the effective date of the Plan of, (a) a complete liquidation or substantial dissolution of the Company, or (b) the sale or other disposition of all or substantially all of the assets of the Company, in each case other than to a Subsidiary, wholly-owned, directly or indirectly, by the Company or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or

(iv) During any period of twenty-four (24) consecutive months commencing after the effective date of the Plan, the individuals at the beginning of any such period who constitute the Board and any new director (other than a director designated by a person or entity who has entered into an agreement with the Company or other person or entity to effect a transaction described in paragraphs (i), (ii) or (iii) above) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of any such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

2.4 “Code” means the Internal Revenue Code of 1986, as amended.

2.5 “Committee” means the committee designated by the Board to administer the Plan under Section 4.

2.6 “Common Stock” means the common stock of the Company, par value $.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 10.

2.7 “Company” means Constar International Inc., a Delaware corporation, or any successor corporation.

2.8 “Disability” means a physical and/or mental condition incurred by a Participant which prevents such Participant from continuing to serve as a Non-Employee Director.

2.9 “Fair Market Value” means, on any given date, the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded. If at any time such Common Stock is not listed on any securities exchange, the Fair Market Value shall be the fair value of such Common Stock as determined in good faith by the Committee in accordance with applicable law.

2.10 “Holder” means a Non-Employee Director who receives an Award.

2.11 “1934 Act” means the Securities Exchange Act of 1934, as amended.

2.12 “Non-Employee Director” means a member of the Board who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act.

2.13 “Non-Qualified Option” means an Option not intended to be an incentive stock option as defined in Section 422 of the Code.

2.14 “Option” means the right granted from time to time under Section 6 of the Plan to purchase Common Stock for a specified period of time at a stated price.

2.15 “Participant” means a Non-Employee Director who meets the eligibility criteria of Section 3.

2.16 “Plan” means the 2007 Constar International Inc. Non-Employee Directors’ Equity Incentive Plan herein set forth, as amended from time to time.

2.17 “Restricted Stock” means Common Stock awarded by the Committee under Section 7 of the Plan.

2.18 “Restriction Period” means the Holder’s continuous period of service with the Company during which Restricted Stock is subject to forfeiture.

2.19 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Eligibility

All Non-Employee Directors are eligible to receive Awards.

4. Administration and Implementation of Plan

4.1 The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Participants to whom Awards will be granted, in determining what types of Awards will be granted, in determining the times at which Awards will be granted, in determining the amount of the Restricted Stock and/or

Options to be granted to each such Participant, in determining the terms and conditions of the Awards granted under the Plan and in determining the terms of the agreements to be entered into with Holders. The Committee shall have the power to establish different terms and conditions with respect to (i) the types of Awards granted under the Plan, and (ii) the granting of the same type of Award to different Participants (regardless of whether the Awards are granted at the same time or at different times).

4.2 The Committee’s powers shall also include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Option may be exchanged for cash, Common Stock or some combination thereof; to grant Awards that are transferable by the Holder; and to determine the effect, if any, of a Change in Control of the Company upon outstanding Awards. Upon a Change in Control, the Committee may, on a Holder by Holder basis, (i) fully vest and/or accelerate the vesting of any or all Awards made under the Plan, (ii) cancel any outstanding Awards in exchange for a cash payment of an amount equal to the difference between the then Fair Market Value of the Award less the Option exercise price or purchase price of Restricted Stock, (iii) after having given the Holder a chance to exercise any outstanding Options, terminate any or all of the Holder’s unexercised Options, or (iv) where the Company is not the surviving corporation, cause the surviving corporation to assume or replace all outstanding Awards with comparable awards.

4.3 The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. The Committee shall have the power unilaterally and without approval of a Holder to amend an existing Award in order to carry out the purposes of the Plan so long as, subject to Sections 4.2, 4.4 and 10 hereof, such an amendment does not take away any benefit granted to a Holder by the Award and as long as the amended Award comports with the terms of the Plan. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final, binding and conclusive for all purposes and upon all Holders.

4.4 The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 10) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

4.5 Members of the Committee shall receive such compensation for their services as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be paid by the Company. The Committee may employ attorneys, consultants, accountants and other service providers. The Committee, the Board, the Company and the Company’s officers shall be entitled to rely upon the advice and opinions of any such person. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made with respect to the Plan and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation in the manner provided in the Company’s bylaws.

5. Shares of Stock Subject to the Plan

5.1 Subject to adjustment as provided in Section 10, the total number of shares of Common Stock available for Award under the Plan shall be fifty thousand (50,000) shares. If any shares subject to an Award are forfeited or such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Holder, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award. Notwithstanding anything to the contrary herein, the following shares of

Common Stock shall not again be available for issuance as Awards under the Plan: (i) shares of Common Stock tendered (either actually, by attestation or otherwise) to pay all or any part of the exercise price on any Option, or (ii) shares of Common Stock not issued as a result of a net exercise of an Option.

5.2 Any shares issued by the Company through the assumption or substitution of outstanding awards from an acquired company shall not reduce the shares available under the Plan.

6. Options

Options give a Non-Employee Director the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. Options granted under the Plan will be Non-Qualified Stock Options and shall be subject to the following terms and conditions:

6.1 Option Grants: Options shall be evidenced by a written Option agreement. Such Option agreements shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable.

6.2 Number of Options: The Committee may grant to any current Non-Employee Director an Option to purchase shares of Common Stock. The Committee in its sole discretion shall determine the number of Options, if any, granted under this Section.

6.3 Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant.

6.4 Term of Options: An Option agreement shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than 10 years.

6.5 Payment of Option Price: An Option may be exercised only for a whole number of shares of Common Stock. The Committee shall establish the time and the manner in which an Option may be exercised. The option price of the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the date of exercise: (i) in full in cash, (ii) with the proceeds received from a broker-dealer whom the Holder has authorized to sell all or a portion of the Common Stock covered by the Option, or (iii) with the consent of the Committee, in whole or in part in Common Stock held by the Holder valued at Fair Market Value on the date of exercise. With the consent of the Committee, payment upon the exercise of an Option may be made in whole or in part by Restricted Stock (based on the fair market value of the Restricted Stock on the date the Option is exercised, as determined by the Committee). In such case the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor.

6.6 Termination: If a Participant terminates from his position as a Non-Employee Director for any reason, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, the Participant’s transferee or legal representative), to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (consistent with Section 8 hereof), for a period of 90 days from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter.

7. Restricted Stock

7.1 An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

7.2 Restricted Stock Grants: An Award of Restricted Stock shall be evidenced by a written Restricted Stock agreement. Such agreement shall conform to the requirements of the Plan and, additionally, may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable. Upon determination of the number of Shares of Restricted Stock to be granted to a Participant, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Participant with the Participant designated as the registered owner, or shall direct that a book entry account representing such shares be established in the name of the Participant at the Company’s transfer agent and registrar. The certificate(s) or book entry account (as the case may be) representing such shares shall be legended as to restrictions on the sale, transfer, assignment, pledge or other encumbrances during the Restriction Period. Any share certificate(s) issued shall be deposited by the Participant, together with a stock power endorsed in blank, with the Company.

7.3 Restricted Stock Price: The Committee may require a cash payment from a Participant in an amount no greater than the aggregate Fair Market Value of the Common Stock awarded determined at the date of grant in exchange for the grant of an Award; or the Committee may make an award of Restricted Stock without the requirement of a cash payment.

7.4 Stockholder Rights: Unless otherwise determined by the Committee, during the Restriction Period the Participant shall have all of the rights of a stockholder including the right to vote the shares of Restricted Stock and receive dividends and other distributions, provided that distributions in the form of Common Stock shall be subject to the same restrictions as the underlying Restricted Stock.

7.5 Restrictions: The Restricted Stock Agreement shall specify the duration of the Restriction Period and the performance, service or other conditions (including termination of service on account of death, Disability or other cause) under which the Restricted Stock may be forfeited to the Company. At the end of the Restriction Period, the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant’s legal representative). Consistent with Section 8 hereof, the Committee may modify or accelerate the vesting and delivery of shares of Restricted Stock.

8. Vesting Requirements

Notwithstanding any provision of the Plan to the contrary, no Award under the Plan shall vest or become exercisable more rapidly than at a rate of three equal annual installments over a period of three years. Notwithstanding the foregoing, the Committee may modify or accelerate the vesting of Awards in the event of the Holder’s death or Disability, or upon a Change in Control.

9. Settlement of Awards

Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made pursuant to Awards under the Plan may be made in such forms as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other Awards, or other property, and may be made in a single payment or transfer, or on an installment basis.

10. Adjustments upon Changes in Capitalization

In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, any other distribution to stockholders other than a cash dividend, any change in the corporate structure of a Subsidiary, or any similar transaction or event, the Committee shall make adjustment in the number and kind of shares authorized by the Plan and any other adjustments to outstanding Awards as it determines appropriate. Any such adjustment shall be made in an equitable manner which reflects the effect of such transaction or event. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section shall, where appropriate, be paid in cash to the Holder. The determinations and adjustments made by the Board pursuant to this Section 10 shall be conclusive.

11. Effective Date, Termination and Amendment

The Plan shall become effective upon its approval by the stockholders of the Company, and no Award shall become exercisable, realizable or vested prior to such approval. The Plan shall remain in full force and effect until the earlier of 10 years from its effective date, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval which shall (i) increase (except as provided in Section 10) the total number of shares available for issuance pursuant to the Plan; (ii) change the class of individuals eligible to be Holders; (iii) change the provisions of this Section 11; or (iv) make any other change which requires approval by stockholders under (a) the rules of a stock exchange or automated quotation system upon which the Common Stock or other securities of the Company are listed or quoted, or (b) other applicable law. Termination of the Plan pursuant to this Section 11 shall not affect Awards outstanding under the Plan at the time of termination.

12. Transferability

Except as provided below, Awards may not be pledged, assigned or transferred for any reason during the Holder’s lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited. The Committee may grant Awards that are transferable by the Holder during his lifetime for no consideration, but such Awards shall be transferable only to the extent specifically provided in the agreement entered into with the Holder. The transferee of the Holder shall, in all cases, be subject to the provisions of the agreement between the Company and the Holder.

13. Securities Law Requirements

The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Common Stock under any Award until completion of such registration or qualification of such Common Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Common Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Holder to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

14. General Provisions

14.1 Nothing in the Plan nor any Award granted pursuant to the Plan shall be deemed to create any obligation on behalf of the Board to nominate any Participant for re-election to the Board by the Company’s shareholders.

14.2 To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

14.3 The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, except as provided in Section 10, no Award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval if the effect would be to reduce the exercise or base price for the shares underlying the Award. The Committee may amend Awards without the consent of the Holder; provided that in the case of amendments adverse to the Holder, except as otherwise expressly provided herein, the Holder’s consent shall be required to any such amendment. The Committee may not issue new Awards in exchange for the cancellation of outstanding Awards. The Committee may not purchase outstanding underwater options for cash.

To record the adoption of the Plan, the Company has caused its authorized officers to affix its corporate name this 19th day of June, 2007.

CONSTAR INTERNATIONAL INC.

By:	/s/ MICHAEL HOFFMAN
Name:	Michael Hoffman
Title:	President and Chief Executive Officer